Press Release

UGI Reports Third Quarter Results
August 5, 2019

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal quarter ended June 30, 2019.
HIGHLIGHTS

•	GAAP EPS of $(0.01) and adjusted EPS of $0.13 per diluted share compared to GAAP EPS of $0.30 and adjusted EPS of $0.09 per diluted share in the prior year.

•
The Company made substantial progress on investing our growing cash flows for the benefit of our shareholders. The previously announced acquisition of Columbia Midstream Group closed on August 1st and the merger with AmeriGas received regulatory approval and is expected to close later this quarter.

•
UGI Utilities filed a joint settlement petition with the PAPUC for a $30 million rate increase on July 22nd. The petition is currently under review by the PAPUC and is anticipated to become effective by early Fall.

"Our teams delivered a solid quarter by managing costs and optimizing operational efficiencies. Our focus on expense management was evident in the third quarter and these activities provide a foundation for significant, long-term efficiency gains. We continue to identify opportunities to grow and deliver value and expect to roll out various initiatives during our fiscal fourth quarter that will enable us to finish the year strong and benefit future performance," said John L. Walsh, president and chief executive officer of UGI Corporation. "The past several months have been transformational for our company with the announcement of the AmeriGas Merger and the closing of the Columbia Midstream Group acquisition, which enhances our geographic footprint, diversifies our network of assets, and establishes a full-scale midstream platform. These strategic investments align with our long-term strategy and position us well to deliver on our commitments to shareholders."
Based on the results of the first nine months of the fiscal year and expectations for the fourth quarter, UGI expects full year adjusted EPS to be at the lower end of its guidance range of $2.40 to $2.601 per diluted share for the fiscal year ending September 30, 20192.

KEY DRIVERS OF THIRD QUARTER RESULTS

•
AmeriGas: Retail volume down 6.7%; Cylinder Exchange and National Accounts volume increased 4.5% and 0.6%, respectively; Incremental expenses related to litigation reserves and correction of a prior-period accounting error

•	UGI International: Operating income increased due to margin management, the recovery of energy conservation compliance costs, and operating and administrative expense management

•	Midstream & Marketing: Lower baseload capacity values and lower pricing spreads between Marcellus and non-Marcellus delivery points

•	UGI Utilities: Lower operating and administrative expenses; Core market volumes decreased due to April weather that was 44% warmer than the prior-year period

1 Excluding the impacts of the AmeriGas Merger and CMG acquisition
2 See Note on Guidance and Use of Forward-Looking Statements

EARNINGS CALL and WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss third quarter earnings and other current activities at 9:00 AM ET on Tuesday, August 6, 2019. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website https://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 2:00 PM ET on August 6th through 11:59 PM ET on August 13th. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 4089204.

CONTACT INVESTOR RELATIONS
610-337-1000
Brendan Heck, ext. 6608
Alanna Zahora, ext. 1004
Shelly Oates, ext. 3202

ABOUT UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, Ohio, and West Virginia, and engages in energy marketing in eleven eastern states, the District of Columbia and internationally in France, Belgium, the Netherlands and the UK. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE: APU), the nation's largest retail propane distributor.
Comprehensive information about UGI Corporation is available on the Internet at https://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses"adjusted earnings per share," which is a non-GAAP financial measure, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI Corporation is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions (principally comprising changes in unrealized gains and losses on such derivative instruments), losses associated with extinguishments of debt, Finagaz integration expenses, impairment of Partnership tradenames and trademarks the remeasurement impact on net deferred tax liabilities from changes in U.S. and French tax rates and merger expenses. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results.

Tables on the last page reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.

NOTE ON GUIDANCE
Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, Finagaz integration expenses and impacts from tax reform in the U.S. and France, we cannot reconcile 2019 adjusted earnings per share guidance, a non-GAAP financial measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.

USE OF FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, including, but not limited to, pending litigation relating to the AmeriGas Merger, continued analysis of recent tax legislation, liability for uninsured claims and for claims in excess of insurance coverage, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, including certain integration risks relating to the acquisition of CMG, the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber attack, the failure to realize the anticipated benefits of the merger transaction, the possible diversion of management time on issues related to the merger transaction, the risk that the requisite approvals to complete the merger transaction are not obtained, the performance of AmeriGas, and the potential need to address any reviews, investigations or other proceedings by governmental authorities or shareholder actions. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)
AmeriGas Propane1

For the fiscal quarter ended June 30,	2019	2018	Increase (Decrease)
Revenues	$478.7	$528.4	$(49.7)	(9.4)%
Total margin (a)	$268.4	$283.9	$(15.5)	(5.5)%
Partnership operating and administrative expenses	$234.4	$222.4	$12.0	5.4%
Impairment of Partnership tradenames and trademarks	$—	$75.0	$(75.0)	(100.0)%
Operating loss	$(3.0)	$(54.7)	$(51.7)	(94.5)%
Partnership Adjusted EBITDA	$42.5	$67.2	$(24.7)	(36.8)%
Retail gallons sold (millions)	188.5	202.0	(13.5)	(6.7)%
Heating degree days - % colder than normal	—%	9.6%
Capital expenditures	$21.0	$25.7	$(4.7)	(18.3)%

•	Retail gallons sold decreased 6.7%, principally due to temperatures in April that were 30% warmer than the prior-year period.

•	Total margin decreased $15.5 million primarily reflecting lower volumes sold.

•
Partnership operating and administrative expenses increased primarily due to higher vehicle lease expense ($6.3 million, including $5.0 million to correct a prior period accounting error), $10.0 million litigation reserve adjustments and incremental expenses associated with the AmeriGas Merger ($1.8 million), partially offset by lower general insurance and self-insured casualty and liability expense, lower travel and entertainment expense and lower advertising and vehicle fuel expense.

•
Partnership Adjusted EBITDA decreased $24.7 million primarily due to the lower total margin ($15.5 million) and higher Partnership operating and administrative expenses ($10.2 million, net of $1.8 million of Merger expenses).

1 UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P.

UGI International

For the fiscal quarter ended June 30,	2019	2018	Increase (Decrease)
Revenues	$486.6	$533.6	$(47.0)	(8.8)%
Total margin (a)	$208.1	$219.3	$(11.2)	(5.1)%
Operating and administrative expenses	$156.0	$173.1	$(17.1)	(9.9)%
Operating income	$27.5	$9.2	$18.3	198.9%
Income before income taxes	$22.9	$3.0	$19.9	663.3%
Finagaz integration expenses	$—	$7.6	$(7.6)	(100.0)%
Adjusted income before income taxes	$22.9	$10.6	$12.3	116.0%
LPG retail gallons sold (millions)	175.7	177.5	(1.8)	(1.0)%
Heating degree days - % colder (warmer) than normal	10.8%	(34.6)%
Capital expenditures	$24.1	$27.3	$(3.2)	(11.7)%

UGI International base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. Differences in these translation rates affect the comparison of line item amounts presented in the table above. The functional currency of a significant portion of our UGI International results is the euro and, to a much lesser extent, the British pound sterling. During the 2019 and 2018 three-month periods, the average unweighted euro-to-dollar translation rates were approximately $1.12 and $1.19, respectively, and the average unweighted British pound sterling-to-dollar translation rates were approximately $1.28 and $1.36, respectively.

•	Retail volume decreased slightly due to competitive pricing in the East.

•
Total margin decreased $11.2 million largely reflecting the translation effects of the weaker euro and British pound sterling. On a local currency basis, total margin increased principally due to margin management and the recovery of costs associated with energy conservation.

•
The decrease in operating and administrative expenses reflects, in part, the translation effects of the weaker euro and British pound sterling (approximately $9 million). Required compliance costs associated with operational safety were lower, partially offset by higher expenses related to strategic projects.

•
Operating income increased primarily due to lower operating and administrative expenses ($17.1 million), lower depreciation and amortization ($9.0 million) and higher other operating income ($3.6 million).

•
Income before income taxes increased due to higher operating income and higher pre-tax realized gains on foreign currency exchange contracts used to reduce volatility in UGI International net income from changes in foreign currency exchange rates.

Midstream & Marketing

For the fiscal quarter ended June 30,	2019	2018	Increase (Decrease)
Revenues	$267.3	$263.8	$3.5	1.3%
Total margin (a)	$41.9	$48.8	$(6.9)	(14.1)%
Operating and administrative expenses	$27.4	$30.4	$(3.0)	(9.9)%
Operating income	$2.7	$7.4	$(4.7)	(63.5)%
Income before income taxes	$3.6	$8.2	$(4.6)	(56.1)%
Heating degree days - % (warmer) colder than normal	(14.5)%	5.1%
Capital expenditures	$36.4	$9.9	$26.5	N.M.

•	Temperatures were 14.5% warmer than normal and 18.7% warmer than the prior-year period.

•
Total margin decreased reflecting lower natural gas marketing margin ($4.0 million), lower margin from midstream assets ($2.5 million) and lower electric generation margin ($0.9 million). The decrease in total margin from midstream assets is the result of lower capacity management total margin ($5.2 million) due to lower baseload capacity values partially offset by higher natural gas gathering total margin ($2.9 million). Lower electric generation margin is due to significantly lower volumes at our Hunlock Station generating facility.

•	Operating expenses decreased principally reflecting lower compensation, legal and consulting expenses.

•	Operating income and income before taxes decreased due to the lower total margin, and slightly higher depreciation expense partially offset by lower operating and administrative expenses.

UGI Utilities

For the fiscal quarter ended June 30,	2019	2018	Increase (Decrease)
Revenues	$163.9	$159.9	$4.0	2.5%
Total margin (a)	$102.0	$86.3	$15.7	18.2%
Operating and administrative expenses	$58.5	$61.0	$(2.5)	(4.1)%
Operating income	$20.4	$4.4	$16.0	363.6%
Income (loss) before income taxes	$8.4	$(6.1)	$(14.5)	(237.7)%
Gas Utility system throughput - billions of cubic feet
Core market	9.0	11.4	(2.4)	(21.1)%
Total	59.1	53.7	5.4	10.1%
Gas Utility heating degree days - %(warmer) colder than normal	(27.1)%	5.1%
Capital expenditures	$84.5	$79.7	$4.8	6.0%

•
Gas Utility service territory experienced temperatures that were 27.1% warmer than normal and 30.6% warmer than the prior-year period; weather in April, the primary heating month of the quarter, was nearly 44% warmer than the prior-year-period.

•	Core market volumes decreased due principally to the significantly warmer weather in April, partially offset by customer growth.

•	Total Gas Utility distribution throughput increased reflecting higher large firm and interruptible delivery service volumes, partially offset by lower core market volumes.

•
Adjusting for a $22.7 million reduction in Gas Utility margin in the prior year resulting from the TCJA, total margin decreased $7 million principally reflecting lower margin from Gas Utility core market customers ($5.9 million) and lower large firm and interruptible delivery service total margin ($0.5 million), partially offset by slightly higher Electric Utility total margin ($0.7 million) and higher off-system sales margin.

•
Operating and administrative expenses decreased reflecting lower allocated corporate expenses, lower uncollectible accounts expense, lower IT maintenance and consulting expenses, and lower travel and entertainment expenses, partially offset by higher contractor and outside services expense.

•
Operating income increased reflecting the increase in total margin and slightly lower operating and administrative expenses, partially offset by greater depreciation expense and higher other operating expense .

(a)
Total margin represents total revenue less total cost of sales and excludes pre-tax gains and losses on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is reduced by revenue-related tax expenses (which have been excluded from UGI Utilities' operating and administrative expenses presented).

REPORT OF EARNINGS – UGI CORPORATION
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018	2019	2018
Revenues:
AmeriGas Propane	$478.7	$528.4	$2,270.5	$2,356.0	$2,737.5	$2,801.2
UGI International	486.6	533.6	1,980.5	2,227.4	2,436.9	2,593.8
Midstream & Marketing	267.3	263.8	1,269.1	1,157.0	1,533.8	1,361.9
UGI Utilities	163.9	159.9	916.2	966.3	1,042.3	1,085.9
Corporate & Other (a)	(32.8)	(44.8)	(266.3)	(328.6)	(307.4)	(350.8)
Total revenues	$1,363.7	$1,440.9	$6,170.0	$6,378.1	$7,443.1	$7,492.0
Operating income (loss) (b):
AmeriGas Propane (c)	$(3.0)	$(54.7)	$410.0	$359.8	$397.4	$341.3
UGI International	27.5	9.2	212.7	234.4	195.7	218.1
Midstream & Marketing	2.7	7.4	95.1	168.4	101.8	173.0
UGI Utilities	20.4	4.4	217.3	237.0	220.2	239.9
Corporate & Other (a)	(38.0)	63.2	(219.0)	15.9	(149.8)	70.7
Total operating income	9.6	29.5	716.1	1,015.5	765.3	1,043.0
Income from equity investees	1.5	1.3	4.6	3.0	5.9	4.3
Loss on extinguishments of debt	—	—	(6.1)	—	(6.1)	—
Other non-operating income (expense), net (b)	0.7	24.6	17.6	4.1	29.1	(3.6)
Interest expense:
AmeriGas Propane	(41.6)	(40.4)	(126.2)	(122.0)	(167.3)	(161.6)
UGI International	(5.8)	(5.5)	(17.3)	(16.3)	(22.1)	(21.7)
Midstream & Marketing	(0.7)	(0.5)	(1.7)	(2.1)	(2.0)	(2.6)
UGI Utilities	(12.4)	(10.0)	(36.3)	(32.0)	(47.2)	(41.7)
Corporate & Other, net (a)	—	(0.1)	(0.2)	(0.4)	(0.4)	(0.7)
Total interest expense	(60.5)	(56.5)	(181.7)	(172.8)	(239.0)	(228.3)
(Loss) income before income taxes	(48.7)	(1.1)	550.5	849.8	555.2	815.4
Income tax benefit (expense) (d)	2.2	(10.6)	(111.8)	(19.6)	(124.3)	(1.9)
Net (loss) income including noncontrolling interests	(46.5)	(11.7)	438.7	830.2	430.9	813.5
Add net loss (deduct net income) attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	44.6	64.1	(131.0)	(135.9)	(98.8)	(114.2)
Net (loss) income attributable to UGI Corporation	$(1.9)	$52.4	$307.7	$694.3	$332.1	$699.3
(Loss) earnings per share attributable to UGI shareholders:
Basic	$(0.01)	$0.30	$1.76	$4.00	$1.90	$4.02
Diluted	$(0.01)	$0.30	$1.73	$3.93	$1.87	$3.95
Weighted Average common shares outstanding (thousands):
Basic	174,759	173,991	174,541	173,744	174,499	173,748
Diluted	174,759	176,807	177,389	176,702	177,414	176,820
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$(2.3)	$(11.2)	$75.8	$180.2	$70.3	$177.6
UGI International	14.8	6.5	137.0	145.0	130.6	138.0
Midstream & Marketing	2.2	5.8	71.3	194.4	73.7	198.2
UGI Utilities	6.7	(3.0)	139.4	154.5	133.8	150.4
Corporate & Other (a)	(23.3)	54.3	(115.8)	20.2	(76.3)	35.1
Total net (loss) income attributable to UGI Corporation	$(1.9)	$52.4	$307.7	$694.3	$332.1	$699.3

(a)	Corporate & Other includes, among other things, net gains and (losses) on commodity and certain foreign currency derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.

(b)
The three, nine and twelve months ended June 30, 2018 have been restated to reflect the adoption of new accounting guidance in October 2018, which resulted in the presentation of $(1.0) million, $(5.7) million and $(5.6) million, respectively, of pension and other postretirement benefit plans expense in “Other non-operating income (expense), net," rather than in Operating income, with no change in net income.

(c)
AmeriGas Propane operating (loss) income for the three, nine and twelve months ended June 30, 2018 includes an impairment charge of $75.0 million as a result of a plan to discontinue the use of Heritage tradenames and trademarks.

(d)
Income tax expense for the three, nine and twelve months ended June 30, 2018 includes benefits from adjustments to tax-related amounts resulting from the TCJA enacted on December 22, 2017 of $0.8 million, $172.1 million and $172.1 million, respectively, and (expense) benefits from adjustments to net deferred income tax liabilities in France as a result of tax legislation in France of $(0.1) million $13.5 million and $15.1 million, respectively.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

The following tables reconcile net (loss) income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted (loss) earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to previously:

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018	2019	2018
Adjusted net income attributable to UGI Corporation (millions):
Net (loss) income attributable to UGI Corporation	$(1.9)	$52.4	$307.7	$694.3	$332.1	$699.3
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of $(11.1), $16.5, $(47.5), $10.4, $(31.2) and $20.1, respectively) (1)(2)	25.0	(38.0)	117.7	(26.9)	76.5	(48.8)
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $(0.2), $8.4, $3.4, $7.7, $5.0 and $3.4, respectively) (1)(2)	0.5	(17.7)	(8.5)	(16.3)	(11.8)	(12.9)
Impairment of Partnership tradenames and trademarks (net of tax of $0, $(5.8), $0, $(5.8), $0 and $(5.8), respectively) (2)	—	14.5	—	14.5	—	14.5
Loss on extinguishments of debt (net of tax of $0, $0, $(1.9), $0, $(1.9) and $0, respectively) (2)	—	—	4.2	—	4.2	—
Integration expenses associated with Finagaz (net of tax of $0, $(3.0), $0, $(8.2), $(3.8) and $(14.4), respectively) (2)	—	4.6	—	12.6	5.9	24.5
Merger expenses (net of tax of $(0.1), $0, $(0.2), $0, $(0.2) and $0, respectively) (2)	0.3	—	0.5	—	0.5	—
Impact from French Finance Bills	—	0.1	—	(13.5)	1.4	(15.1)
Remeasurement impact from TCJA	—	(0.8)	—	(172.1)	5.8	(172.1)
Adjusted net income attributable to UGI Corporation	$23.9	$15.1	$421.6	$492.6	$414.6	$489.4

Adjusted diluted earnings per share:
UGI Corporation (loss) earnings per share — diluted	$(0.01)	$0.30	$1.73	$3.93	$1.87	$3.95
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (1)	0.14	(0.21)	0.67	(0.15)	0.44	(0.27)
Unrealized losses (gains) on foreign currency derivative instruments (1)	—	(0.10)	(0.04)	(0.09)	(0.06)	(0.07)
Impairment of Partnership tradenames and trademarks	—	0.08	—	0.08	—	0.08
Loss on extinguishments of debt	—	—	0.02	—	0.02	—
Integration expenses associated with Finagaz (1)	—	0.02	—	0.07	0.03	0.14
Merger expenses	—	—	—	—	—	—
Impact from French Finance Bills	—	—	—	(0.08)	0.01	(0.09)
Remeasurement impact from TCJA	—	—	—	(0.97)	0.03	(0.97)
Adjusted diluted earnings per share (3)	$0.13	$0.09	$2.38	$2.79	$2.34	$2.77

Three Months Ended June 30, 2019	Total	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other
Adjusted net income (loss) attributable to UGI Corporation (Dollars in millions, except per share amounts):
Net (loss) income attributable to UGI Corporation	$(1.9)	$(2.3)	$14.8	$2.2	$6.7	$(23.3)
Net losses on commodity derivative instruments not associated with current-period transactions (net of tax of $(11.1)) (2)	25.0	—	—	—	—	25.0
Unrealized losses on foreign currency derivative instruments (net of tax of $(0.2)) (2)	0.5	—	—	—	—	0.5
Merger expenses (net of tax of $(0.1)) (2)	0.3	0.3	—	—	—	—
Adjusted net income (loss) attributable to UGI Corporation	$23.9	$(2.0)	$14.8	$2.2	$6.7	$2.2

Adjusted diluted earnings (loss) per share:
UGI Corporation (loss) earnings per share — diluted	$(0.01)	$(0.01)	$0.08	$0.01	$0.04	$(0.13)
Net losses on commodity derivative instruments not associated with current-period transactions (1)	0.14	—	—	—	—	0.14
Unrealized losses on foreign currency derivative instruments	—	—	—	—	—	—
Merger expenses	—	—	—	—	—	—
Adjusted diluted earnings (loss) per share (3)	$0.13	$(0.01)	$0.08	$0.01	$0.04	$0.01

Three Months Ended June 30, 2018	Total	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other
Adjusted net income (loss) attributable to UGI Corporation (Dollars in millions, except per share amounts):
Net income (loss) attributable to UGI Corporation	$52.4	$(11.2)	$6.5	$5.8	$(3.0)	$54.3
Net gains on commodity derivative instruments not associated with current-period transactions (net of tax of $16.5) (2)	(38.0)	—	—	—	—	(38.0)
Unrealized gains on foreign currency derivative instruments (net of tax of $8.4) (2)	(17.7)	—	—	—	—	(17.7)
Impairment of Partnership tradenames and trademarks (net of tax of $(5.8)) (2)	14.5	14.5	—	—	—	—
Integration expenses associated with Finagaz (net of tax of $(3.0)) (2)	4.6	—	4.6	—	—	—
Impact of French Finance Bill	0.1	—	0.1	—	—	—
Remeasurement impact of TCJA	(0.8)	(0.2)	(0.5)	0.5	(1.1)	0.5
Adjusted net income (loss) attributable to UGI Corporation	$15.1	$3.1	$10.7	$6.3	$(4.1)	$(0.9)

Adjusted diluted earnings (loss) per share:
UGI Corporation earnings (loss) per share - diluted	$0.30	$(0.06)	$0.04	$0.03	$(0.02)	$0.31
Net gains on commodity derivative instruments not associated with current-period transactions (1)	(0.21)	—	—	—	—	(0.21)
Unrealized gains on foreign currency derivative instruments	(0.10)	—	—	—	—	(0.10)
Impairment of Partnership tradenames and trademarks	0.08	0.08	—	—	—	—
Integration expenses associated with Finagaz	0.02	—	0.02	—	—	—
Impact of French Finance Bill	—	—	—	—	—	—
Remeasurement impact of TCJA	—	—	—	—	—	—
Adjusted diluted earnings (loss) per share	$0.09	$0.02	$0.06	$0.03	$(0.02)	$—
(1)    Includes the impact of rounding.
(2)    Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.
(3)    Adjusted diluted earnings per share for the three months ended June 30, 2019 are based upon fully diluted shares of 177.336 million.